As filed with the Securities and Exchange Commission on August 20, 1999
                                                Registration No. 333-___________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             RAVENSWOOD WINERY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             California                                         94-3026706
   (State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation or Organization)                        Identification Number)

                               18701 Gehricke Road
                            Sonoma, California 95476
                                 (707) 938-1960
               (Address, including zip code, and telephone number,
               including area code of principal executive offices)

                                   -----------

                             RAVENSWOOD WINERY, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                           1999 EQUITY INCENTIVE PLAN
                              (Full title of plans)

                               Justin M. Faggioli
                            Executive Vice President
                                  and Secretary
                             RAVENSWOOD WINERY, INC.
                               18701 Gehricke Road
                            Sonoma, California 95476
                                 (707) 938-1960
          (Name, and address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                                   Copies to:
                               Maria Pizzoli, Esq.
                           Farella Braun & Martel LLP
                        235 Montgomery Street, 30th Floor
                          San Francisco, CA 94104-3159
                                 (415) 954-4400

                                          Calculation of Registration Fee

---------------------------- ---------------------- ----------------------- -------------------------- -------------------
                                                           Proposed                 Proposed
         Title of                                          maximum                   maximum
        securities                  Amount                 offering                 aggregate              Amount of
           to be                     to be                price per                 offering              registration
        registered                registered            share (1) (2)               price (2)                 fee
---------------------------- ---------------------- ----------------------- -------------------------- -------------------
       Common Stock,                550,000              $10.50 - $11.55           $5,888,115             $1,637
       no par value

============================ ====================== ======================= ========================== ===================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of our Employee Stock Purchase Plan and our 1999 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The offering price per share and aggregate offering price are based upon (i) the actual exercise price for shares subject to outstanding stock options previously granted under our 1999 Equity Incentive Plan; and (ii) shares issuable under our 1999 Equity Incentive Plan and Employee Stock Purchase Plan, calculated on the basis of the average of the high and low sales price of our common stock on August 16, 1999, as reported on the Nasdaq National Market. The following chart shows the calculation of the registration fee.


----------------------------------------------------------------------------------------------------
Type of Shares                              Number of         Price Per         Aggregate Offering
                                            Shares            Share             Price Per Share

----------------------------------------------------------------------------------------------------

Common Stock issuable pursuant              179,500           $ 10.50           $1,884,750
to outstanding options under the
1999 Equity Incentive Plan

Common Stock issuable pursuant              100,000           $ 11.55           $1,155,000
to outstanding options under the
1999 Equity Incentive Plan

Common Stock available for Grant            220,500           $ 10.53           $2,321,865
under the 1999 Equity Incentive Plan

Common Stock issuable under the              50,000           $ 10.53           $  526,500
Employee Stock Purchase Plan
----------------------------------------------------------------------------------------------------


This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

          The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until a post-effective amendment to this registration statement is filed indicating that all of the securities registered by it have been issued or which deregisters the securities which remain unissued:

         (a) Our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains our audited financial statements for the years ended June 30, 1997 and 1998.

         (b) The description of our common stock contained in our Registration Statement on Form 8-A, filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         (c) Our Quarterly Report on Form 10-QSB, filed under Section 15(d) of the Exchange Act on May 13, 1999.

         (d) Our Quarterly Report on Form 10-QSB/A, filed under Section 15(d) of the Exchange Act on May 26, 1999.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article FIFTH of our Articles of Incorporation, as amended, provides for the indemnification of our officers and directors to the fullest extent permissible under California law. Section 5.8 of our Bylaws requires us to indemnify, and, in certain instances, advance expenses to, our agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the fullest extent permitted by applicable law. Persons covered by this indemnification provision include our current and former directors, officers, employees and other agents, as well as persons who serve at our request as directors, officers, employees or agents of another enterprise.

         Section 317(b) of the General Corporations Law of the State of California provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

         Section 317(c) of the California Corporations law provides that a corporation shall have power to indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of the action if the agent acted in good faith and in a manner the agent believed to be in the best interest of the corporation and its shareholders. Section 317(c) further provides that no indemnification may be made for any of the following: (i) in respect of any claim, issue or matter as to which the agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine that the agent is fairly and reasonably entitled to indemnification for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         Section 317(d) of the Corporations law requires that an agent be indemnified against expenses actually and reasonably incurred to the extent the agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

         Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Section 317(b) or (c), by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the agent may not be counted in this vote, or (iv) the court in which such proceeding is or was pending.

         Pursuant to Section 317(f) of the Corporations law, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the agent to repay the amount if it is ultimately determined that the agent is not entitled to be indemnified.

         Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an agent for liabilities arising by reason of the agent's status, whether or not the corporation would have the power to indemnify the agent against liability under the provisions of Section 317. Section 5.8 of our Bylaws authorizes us to purchase and maintain insurance on behalf of any person indemnified by us. We currently maintain a directors and officers liability policy in the amount of $5,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS.


4.1   Our Amended and Restated Articles of  Incorporation (1)
4.2   Our Amended and Restated Bylaws (1)
4.3   Specimen Stock Certificate (2)
5.1   Opinion of Farella Braun & Martel LLP
23.1  Consent  of  Odenberg,  Ullakko,  Muranishi  & Company,  LLP,  Independent
      Auditors.
23.2  Consent of Farella Braun & Martel LLP  (contained in Exhibit 5.1 hereof).
24    Power of Attorney (contained on page 5  hereof).
99.1  1999 Equity Incentive Plan (1)
99.2  Employee Stock Purchase Plan (1)

         1. Filed as an exhibit to the Registration Statement on Form S-B2 (No. 333-71729) on February 4, 1999, and incorporated herein by reference.

         2. Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-B2 (No. 333-71729) on April 2, 1999, and incorporated herein by reference.


ITEM 9.  Undertakings.

(a)  Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter) and the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sonoma, State of California, on the 17th day of August, 1999.


                                           RAVENSWOOD WINERY, INC.

                                           By:   /s/ W. Reed Foster
                                               ---------------------------------

                                                  W. REED FOSTER
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Reed Foster, Joel E. Peterson, Callie S. Konno and Justin M. Faggioli, and each of them, to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 17th day of August, 1999.



    Signature                  Title


    /s/ W. Reed Foster         Chairman of the Board and Chief Executive Officer
----------------------------   (Principal Executive Officer)
    W. Reed Foster


    /s/ Joel E. Peterson       President, Winemaker and Director
----------------------------
    Joel E. Peterson


    /s/ Callie S. Konno        Chief Financial Officer and Director
----------------------------   (Principal Financial and Accounting Officer)
    Callie S. Konno


    /s/ Justin M. Faggioli     Executive Vice President, Secretary and Director
----------------------------
    Justin M. Faggioli


    /s/ James F. Wisner        Director
----------------------------
    James F. Wisner


    /s/ Robert E. McGill III   Director
----------------------------
    Robert E. McGill III

                                  EXHIBIT INDEX

4.1   Our Amended and Restated Articles of  Incorporation (1)
4.2   Our Amended and Restated Bylaws (1)
4.3   Specimen Stock Certificate (2)
5.1   Opinion of Farella Braun & Martel LLP
23.1  Consent  of  Odenberg,  Ullakko,  Muranishi  & Company,  LLC,  Independent
      Auditors.
23.2  Consent of Farella Braun & Martel LLP  (contained in Exhibit 5.1 hereof).
24    Power of Attorney (contained on page 5  hereof).
99.1  1999 Equity Incentive Plan (1)
99.2  Employee Stock Purchase Plan (1)

1. Filed as an exhibit to the Registration Statement on Form S-B2 (No. 333-71729) on February 4, 1999, and incorporated herein by reference.

2. Filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-B2 (No. 333-71729) on April 2, 1999, and incorporated herein by reference.